Exhibit 99.1

NEWS RELEASE

NETGEAR® REPORTS FOURTH QUARTER AND FULL YEAR 2019 RESULTS

SAN JOSE, California - February 5, 2020 - NETGEAR, Inc. (NASDAQ: NTGR), a global networking company that delivers innovative networking and Internet connected products to consumers and businesses, today reported financial results for the fourth quarter and full year ended December 31, 2019.

•	Fourth quarter 2019 net revenue of $253.0 million, a decrease of 12.4% from the comparable prior year quarter.
•	Fourth quarter 2019 GAAP operating loss of $0.2 million, or (0.1)% of net revenue, as compared to operating income of $17.4 million, or 6.0% of net revenue, in the comparable prior year quarter.
◦	Fourth quarter 2019 non-GAAP operating income of $11.0 million, or 4.4% of net revenue, as compared to $27.1 million, or 9.4% of net revenue in the comparable prior year quarter.
•	Fourth quarter 2019 GAAP net loss per diluted share from continuing operations of $0.01, as compared to net loss of $0.02 in the comparable prior year quarter.
◦	Fourth quarter 2019 non-GAAP net income per diluted share from continuing operations of $0.34, as compared to $0.68 in the comparable prior year quarter.
•	Fiscal 2019 net revenue of $998.8 million, a decrease of 5.7% from the prior year.
•	Fiscal 2019 GAAP operating income of $26.2 million, or 2.6% of net revenue, as compared to $38.7 million, or 3.7% of net revenue, in the prior year.
◦	Fiscal 2019 non-GAAP operating income of $64.5 million, or 6.5% of net revenue, as compared to $76.3 million, or 7.2% of net revenue in the prior year.
•	Fiscal 2019 GAAP net income per diluted share from continuing operations of $0.81, as compared to $0.52 in the prior year.
◦	Fiscal 2019 non-GAAP net income per diluted share from continuing operations of $1.87, as compared to $1.94 in the prior year.

The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, “While we experienced a heavily promotional holiday season, we proceeded as planned by participating competitively in the WiFi 5 market while aggressively shifting our channel to WiFi 6 products. During the promotional period, we took advantage of incremental opportunities to gain share, thus leading to slightly higher revenue and lower non-GAAP operating margin.  We also took initial steps to adjust inventory in the channel to facilitate our continuing shift to WiFi 6 and Power over Ethernet Plus. We will advance the same strategy in the first half of 2020 and expect WiFi 6 and Power over Ethernet Plus to constitute the majority of the markets in which they play in the second half of this year.”

Mr. Lo continued, “Despite the competitive environment, our product and channel execution continues to be stellar as we brought two new WiFi 6 mesh systems to market along with three other WiFi 6 products since the beginning of Q4. We also introduced five new Power over Ethernet Plus switches in the same period. We are driving our roadmap to capitalize on these ongoing technology inflections and emerge again as the leader in the next generation of networking technologies - WiFi 6, 5G, and Power over Ethernet Plus. At CES in Las Vegas, we rolled out the industry’s first WiFi 6 DOCSIS 3.1 cable gateway, which won a CES innovation honoree award.”

“We are also pleased to report that, in Q4, we drove strong increases in both the number of our registered users, up from 12.0 million to 12.8 million, and our registered app users, up from 3.6 million to 4.4 million total. The growth of these users serves as the foundation for growing our paid subscriber base, which has increased to 177,000 by the end of the fourth quarter. We will continue to execute our strategy and drive initiatives to extend this momentum in 2020.”

Bryan Murray, Chief Financial Officer of NETGEAR, added, “We finished the year with strong cash flow, generating almost $50 million in cash from operations in the fourth quarter, and, with the migration from our China manufacturing operations complete, we expect to continue to generate positive cash flow. Additionally, in the quarter, we repurchased approximately 721,000 shares of common stock for $22.0 million. We remain confident in our ability to generate meaningful levels of cash and plan to continue to opportunistically repurchase shares in future quarters.”

Business Outlook

Mr. Murray continued, “Due to reduced service provider shipments as carriers are awaiting roll outs of 5G product offerings, and our continued efforts to rebalance the channel inventory mix towards WiFi 6 products, our first quarter net revenue is expected to be in the range of $205 million to $220 million. Given this decline in our topline, our GAAP operating margin for the first quarter is expected to be in the range of (1.8)% to (0.8)%, and non-GAAP operating margin is expected to be in the range of 2.0% to 3.0%. Our GAAP tax rate is expected to be approximately (16.0)%, and our non-GAAP tax rate is expected to be 25.0% for the first quarter of 2020.”

A reconciliation between the Business Outlook on a GAAP and non-GAAP basis is provided in the following table:

	Three months ending
	March 29, 2020
	Operating Margin Rate	Tax Rate

GAAP	(1.8)% - (0.8)%	(16.0)%
Estimated adjustments for[1]:
Amortization of intangibles	0.7%	—
Stock-based compensation expense	3.1%	—
Tax effects of non-GAAP adjustments	—	41.0%
Non-GAAP	2.0% - 3.0%	25.0%

1 Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; acquisition-related charges; impairment charges; restructuring and other charges and discrete tax benefits or detriments that cannot be forecasted (e.g., windfalls or shortfalls from equity awards or items related to the resolution of uncertain tax positions). New material income and expense items such as these could have a significant effect on our guidance and future GAAP results.

Investor Conference Call / Webcast Details

NETGEAR will review the fourth quarter and full year results and discuss management's expectations for the first quarter of 2020 today, Wednesday, February 5, 2020 at 5 p.m. ET (2 p.m. PT). The toll free dial-in number for the live audio call is (844) 709-2008. The international dial-in number for the live audio call is (647) 253-8663. The conference ID for the call is 2864226. A live webcast of the conference call will be available on NETGEAR's Investor Relations website at http://investor.netgear.com. A replay of the call will be available via the web at http://investor.netgear.com.

About NETGEAR, Inc.

NETGEAR (NASDAQ: NTGR) has pioneered advanced networking technologies for homes, businesses, and service providers around the world since 1996 and leads the industry with a broad range of award-winning products designed to simplify and improve people’s lives. By enabling people to collaborate and connect to a world of information and entertainment, NETGEAR is dedicated to delivering innovative and advanced connected solutions ranging from mobile and cloud-based services for enhanced control and security, to smart networking products, video over Ethernet for Pro AV applications, easy-to-use WiFi solutions and performance gaming routers to enhance online game play. NETGEAR products are sold in approximately 24,000 retail locations around the globe, and through approximately 20,000 value-added resellers, as well as multiple major cable, mobile and wireline service providers around the world. The company's headquarters are in San Jose, Calif., with additional offices in approximately 20 countries. More information is available at http://investor.netgear.com or by calling (408) 907-8000. Connect with NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/NETGEAR.

© 2020 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders.  The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

NETGEAR Investor Relations

Erik Bylin

investors@netgear.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: NETGEAR’s future operating performance and financial condition, expected net revenue, GAAP and non-GAAP operating margins, and GAAP and non-GAAP tax rates; expectations regarding the timing, distribution, sales momentum and market acceptance of recent and anticipated new product introductions that position the Company for growth; expectations regarding NETGEAR's paid subscriber base, registered users and registered app users and their effect on NETGEAR's paid subscriber base; and expectations regarding the Company’s ability to generate cash and continue its share repurchase program. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to grow its number of registered users and/or registered app users; the Company may be unable to grow its paid subscriber base; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and the Company's planned usage of such resources, including potential repurchases of the Company’s common stock; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; and the actions and financial health of the Company's customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors” in the Company's quarterly report on Form 10-Q for the fiscal quarter ended September 29, 2019, filed with the Securities and Exchange Commission on November 1, 2019. Given these circumstances, you should not place undue reliance on these forward-looking statements. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP other operating expenses, net, non-GAAP total operating expenses, non-GAAP operating income, non-GAAP operating margin, Non-GAAP other income (expense), net, non-GAAP net income and non-GAAP net income per diluted share. These non-GAAP financial measures represent results from continuing operations. These supplemental measures exclude adjustments for amortization of intangibles, stock-based compensation expense, separation expense, change in fair value of contingent consideration, restructuring and other charges, litigation reserves, net, gain/loss on investments, net, and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of our on-going operating results;
•	the ability to better identify trends in our underlying business and perform related trend analyses;
•	a better understanding of how management plans and measures our underlying business; and
•	an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, restricted stock units and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other items consist of certain items that are the result of either unique or unplanned events, including, when applicable: separation expense, change in fair value of contingent consideration, restructuring and other charges, litigation reserves, net, and gain/loss on investments, net. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Tax effects consist of the various above adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income. We also believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance of our business.

Source: NETGEAR-F

-Financial Tables Attached-

NETGEAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	As of
	December 31, 2019	December 31, 2018

ASSETS
Current assets:
Cash and cash equivalents	$190,208	$201,047
Short-term investments	5,499	73,317
Accounts receivable, net	277,168	303,667
Inventories	235,489	243,871
Prepaid expenses and other current assets	35,745	35,997
Total current assets	744,109	857,899
Property and equipment, net	17,683	20,177
Operating lease right-of-use assets, net	28,917	—
Intangibles, net	10,104	17,146
Goodwill	80,721	80,721
Other non-current assets	74,279	67,433
Total assets	$955,813	$1,043,376

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$80,531	$139,748
Accrued employee compensation	20,024	31,666
Other accrued liabilities	189,547	199,472
Deferred revenue	6,450	11,086
Income taxes payable	1,839	2,020
Total current liabilities	298,391	383,992
Non-current income taxes payable	15,307	19,600
Non-current operating lease liabilities	25,434	—
Other non-current liabilities	7,988	12,232
Total liabilities	347,120	415,824
Stockholders’ equity:
Common stock	30	32
Additional paid-in capital	831,365	793,585
Accumulated other comprehensive income (loss)	21	(15)
Accumulated deficit	(222,723)	(166,050)
Total stockholders’ equity	608,693	627,552
Total liabilities and stockholders’ equity	$955,813	$1,043,376

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share and percentage data)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2019	September 29, 2019	December 31, 2018	December 31, 2019	December 31, 2018

Net revenue	$252,971	$265,858	$288,928	$998,763	$1,058,816
Cost of revenue	183,388	188,666	198,274	704,535	717,118
Gross profit	69,583	77,192	90,654	294,228	341,698
Gross margin	27.5%	29.0%	31.4%	29.5%	32.3%
Operating expenses:
Research and development	20,799	19,537	19,143	77,982	82,416
Sales and marketing	34,263	33,491	38,251	138,150	152,569
General and administrative	13,965	11,887	14,454	49,432	64,857
Other operating expenses, net	767	212	1,390	2,476	3,142
Total operating expenses	69,794	65,127	73,238	268,040	302,984
Income (loss) from operations	(211)	12,065	17,416	26,188	38,714
Operating margin	-0.1%	4.5%	6.0%	2.6%	3.7%
Interest income, net	417	639	1,174	2,539	3,980
Other income (expense), net	419	(403)	85	844	510
Income before income taxes	625	12,301	18,675	29,571	43,204
Provision (benefit) for income taxes	1,045	(228)	19,210	3,780	25,878
Net income (loss) from continuing operations	(420)	12,529	(535)	25,791	17,326
Net loss from discontinued operations, net of tax [2]	—	—	(27,304)	—	(35,655)
Net income (loss)	(420)	12,529	(27,839)	25,791	(18,329)
Net loss attributable to non-controlling interest in discontinued operations [2]	—	—	(8,368)	—	(9,167)
Net income (loss) attributable to NETGEAR, Inc.	$(420)	$12,529	$(19,471)	$25,791	$(9,162)

Net income (loss) per share - basic:
Income (loss) from continuing operations	$(0.01)	$0.41	$(0.02)	$0.83	$0.55
Loss from discontinued operations attributable to NETGEAR, Inc. [2]	—	—	(0.60)	—	(0.84)
Net income (loss) attributable to NETGEAR, Inc.	$(0.01)	$0.41	$(0.62)	$0.83	$(0.29)

Net income (loss) per share - Diluted:
Income (loss) from continuing operations	$(0.01)	$0.39	$(0.02)	$0.81	$0.52
Loss from discontinued operations attributable to NETGEAR, Inc. [2]	—	—	(0.60)	—	(0.80)
Net income (loss) attributable to NETGEAR, Inc.	$(0.01)	$0.39	$(0.62)	$0.81	$(0.28)

Weighted average shares used to compute net income (loss) per share:
Basic	30,103	30,933	31,604	30,936	31,626
Diluted	30,103	31,819	31,604	31,965	33,137

2 Historical results of Arlo Technologies, Inc. are reflected as discontinued operations for the periods presented.

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Twelve Months Ended
	December 31, 2019	September 29, 2019	December 31, 2018	December 31, 2019	December 31, 2018

GAAP gross profit	$69,583	$77,192	$90,654	$294,228	$341,698
GAAP gross margin	27.5%	29.0%	31.4%	29.5%	32.3%
Amortization of intangibles	178	179	181	714	829
Stock-based compensation expense	714	706	681	2,843	2,435
Non-GAAP gross profit	$70,475	$78,077	$91,516	$297,785	$344,962
Non-GAAP gross margin	27.9%	29.4%	31.7%	29.8%	32.6%

GAAP research and development	$20,799	$19,537	$19,143	$77,982	$82,416
Stock-based compensation expense	(2,556)	(1,496)	(1,112)	(6,532)	(4,283)
Non-GAAP research and development	$18,243	$18,041	$18,031	$71,450	$78,133

GAAP sales and marketing	$34,263	$33,491	$38,251	$138,150	$152,569
Amortization of intangibles	(1,341)	(1,341)	(1,831)	(6,017)	(7,150)
Stock-based compensation expense	(2,846)	(2,097)	(1,904)	(9,069)	(8,267)
Non-GAAP sales and marketing	$30,076	$30,053	$34,516	$123,064	$137,152

GAAP general and administrative	$13,965	$11,887	$14,454	$49,432	$64,857
Stock-based compensation expense	(2,838)	(2,687)	(2,536)	(10,693)	(11,476)
Non-GAAP general and administrative	$11,127	$9,200	$11,918	$38,739	$53,381

GAAP other operating expenses, net	$767	$212	$1,390	$2,476	$3,142
Separation expense	—	—	(550)	(264)	(929)
Change in fair value of contingent consideration	224	(199)	—	25	—
Restructuring and other charges	(931)	77	(830)	(2,077)	(2,198)
Litigation reserves, net	(60)	(90)	(10)	(160)	(15)
Non-GAAP other operating expenses, net	$—	$—	$—	$—	$—

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Twelve Months Ended
	December 31, 2019	September 29, 2019	December 31, 2018	December 31, 2019	December 31, 2018

GAAP total operating expenses	$69,794	$65,127	$73,238	$268,040	$302,984
Amortization of intangibles	(1,341)	(1,341)	(1,831)	(6,017)	(7,150)
Stock-based compensation expense	(8,240)	(6,280)	(5,552)	(26,294)	(24,026)
Separation expense	—	—	(550)	(264)	(929)
Change in fair value of contingent consideration	224	(199)	—	25	—
Restructuring and other charges	(931)	77	(830)	(2,077)	(2,198)
Litigation reserves, net	(60)	(90)	(10)	(160)	(15)
Non-GAAP total operating expenses	$59,446	$57,294	$64,465	$233,253	$268,666

GAAP operating income (loss)	$(211)	$12,065	$17,416	$26,188	$38,714
GAAP operating margin	(0.1)%	4.5%	6.0%	2.6%	3.7%
Amortization of intangibles	1,519	1,520	2,012	6,731	7,979
Stock-based compensation expense	8,954	6,986	6,233	29,137	26,461
Separation expense	—	—	550	264	929
Change in fair value of contingent consideration	(224)	199	—	(25)	—
Restructuring and other charges	931	(77)	830	2,077	2,198
Litigation reserves, net	60	90	10	160	15
Non-GAAP operating income	$11,029	$20,783	$27,051	$64,532	$76,296
Non-GAAP operating margin	4.4%	7.8%	9.4%	6.5%	7.2%

GAAP other income (expense), net	$419	$(403)	$85	$844	$510
Gain/loss on investments, net [3]	—	223	(190)	223	861
Non-GAAP other income (expense), net	$419	$(180)	$(105)	$1,067	$1,371

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Twelve Months Ended
	December 31, 2019	September 29, 2019	December 31, 2018	December 31, 2019	December 31, 2018

GAAP net income (loss) from continuing operations	$(420)	$12,529	$(535)	$25,791	$17,326
Amortization of intangibles	1,519	1,520	2,012	6,731	7,979
Stock-based compensation expense	8,954	6,986	6,233	29,137	26,461
Separation expense	—	—	550	264	929
Change in fair value of contingent consideration	(224)	199	—	(25)	—
Restructuring and other charges	931	(77)	830	2,077	2,198
Litigation reserves, net	60	90	10	160	15
Gain/loss on investments, net [3]	—	223	(190)	223	861
Tax effects of above non-GAAP adjustments	(460)	(725)	13,424	(4,598)	8,680
Non-GAAP net income from continuing operations	$10,360	$20,745	$22,334	$59,760	$64,449

NET INCOME (LOSS) PER DILUTED SHARE:
GAAP net income (loss) per diluted share from continuing operations	$(0.01)	$0.39	$(0.02)	$0.81	$0.52
Amortization of intangibles	0.05	0.05	0.06	0.21	0.24
Stock-based compensation expense	0.29	0.22	0.19	0.91	0.80
Separation expense	—	—	0.02	0.01	0.03
Change in fair value of contingent consideration	(0.01)	0.01	—	(0.00)	—
Restructuring and other charges	0.03	(0.00)	0.03	0.06	0.07
Litigation reserves, net	0.00	0.00	0.00	0.01	0.00
Gain/loss on investments, net [3]	—	0.01	(0.01)	0.01	0.02
Tax effects of above non-GAAP adjustments	(0.01)	(0.03)	0.41	(0.15)	0.26
Non-GAAP net income per diluted share from continuing operations [4]	$0.34	$0.65	$0.68	$1.87	$1.94

Shares used in computing GAAP net income (loss) per diluted share	30,103	31,819	31,604	31,965	33,137
Shares used in computing non-GAAP net income per diluted share	30,800	31,819	32,803	31,965	33,137

3 Gain/loss on investments includes realized gains or losses, impairments, and adjustments for observable price changes pertaining to investments. Upon adopting ASU 2016-1 in the first quarter of 2018, the Company elected to record investments without readily determinable fair values at cost, less impairment, and plus or minus subsequent adjustments for observable price changes.

4 The per share reconciliation of GAAP to non-GAAP may not aggregate due to both calculations utilizing a different share basis. The GAAP net loss per diluted share calculation uses a lower share count as it excludes potentially dilutive shares included in the non-GAAP net income per diluted share calculation.

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)

(Unaudited)

	Three Months Ended
	December 31, 2019	September 29, 2019	June 30, 2019	March 31, 2019	December 31, 2018

Cash, cash equivalents and short-term investments	$195,707	$171,917	$218,311	$212,652	$274,364
Cash, cash equivalents and short-term investments per diluted share	$6.35	$5.40	$6.80	$6.47	$8.36

Accounts receivable, net	$277,168	$248,070	$238,635	$262,531	$303,667
Days sales outstanding (DSO)	102	85	94	95	97

Inventories	$235,489	$275,584	$276,316	$236,123	$243,871
Ending inventory turns	3.1	2.7	2.4	2.8	3.3

Weeks of channel inventory:
U.S. retail channel	8.0	8.6	10.6	10.4	7.7
U.S. distribution channel	4.5	5.4	5.5	5.7	5.2
EMEA distribution channel	5.9	5.8	4.6	4.0	4.1
APAC distribution channel	9.6	7.8	7.4	6.4	7.4

Deferred revenue (current and non-current)	$8,511	$7,712	$12,047	$13,598	$11,865

Headcount	809	802	824	828	837
Non-GAAP diluted shares	30,800	31,819	32,112	32,874	32,803

NET REVENUE BY GEOGRAPHY

	Three Months Ended						Twelve Months Ended
	December 31, 2019		September 29, 2019		December 31, 2018		December 31, 2019		December 31, 2018

Americas	$169,128	67%	$178,679	67%	$190,335	66%	$653,006	65%	$700,693	66%
EMEA	50,491	20%	49,554	19%	58,798	20%	200,099	20%	207,599	20%
APAC	33,352	13%	37,625	14%	39,795	14%	145,658	15%	150,524	14%
Total	$252,971	100%	$265,858	100%	$288,928	100%	$998,763	100%	$1,058,816	100%

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)

(In thousands)

(Unaudited)

NET REVENUE BY SEGMENT

	Three Months Ended			Twelve Months Ended
	December 31, 2019	September 29, 2019	December 31, 2018	December 31, 2019	December 31, 2018

Connected Home	$183,859	$190,672	$215,638	$711,391	$771,060
SMB	69,112	75,186	73,290	287,372	287,756
Total net revenue	$252,971	$265,858	$288,928	$998,763	$1,058,816

SERVICE PROVIDER NET REVENUE

	Three Months Ended			Twelve Months Ended
	December 31, 2019	September 29, 2019	December 31, 2018	December 31, 2019	December 31, 2018

Connected Home	$29,651	$35,482	$37,772	$128,852	$156,671
SMB	1,095	972	670	4,465	3,624
Total service provider net revenue	$30,746	$36,454	$38,442	$133,317	$160,295